UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 (No. 333-254232)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-236541)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-235302)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-232883)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-231580)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-229773)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-223188)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-221870)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-216195)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-214366)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-223188)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-209712)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-202312)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-194599)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-187321)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-180839)

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROOFPOINT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	51-0414846
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

925 West Maude Avenue

Sunnyvale, CA 94085

(408) 517-4710

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

InteliSecure, Inc. 2021 Equity Incentive Plan

2012 Employee Stock Purchase Plan

OBSERVE IT Ltd. Share Option Plan and assumed by the Registrant

Amended and Restated 2012 Equity Incentive Plan

Options and restricted stock units granted under the Meta Networks Ltd. 2016 Share Award Plan and assumed by the Registrant

Options granted under the Cloudmark, Inc. 2010 Stock Option and Grant Plan and the WebLife Balance, Inc. 2016 Equity Incentive Plan and restricted stock unit awards granted under the Cloudmark, Inc. 2010 Stock Option and Grant Plan, and assumed by the Registrant

Options granted under the FireLayers Ltd. Global Share Incentive Plan (2014) and restricted stock unit awards granted under the FireLayers Ltd. 2016 Equity Incentive Plan, and assumed by the Registrant

2012 Equity Incentive Plan

NextPage, Inc. 2007 Stock Plan, as amended

2002 Stock Plan, as amended

(Full title of the plan)

Gary Steele

Chief Executive Officer

Proofpoint, Inc.

925 West Maude Avenue

Sunnyvale, CA 94085

(408) 517-4710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Bradley C. Reed, P.C.

Kirkland & Ellis LLP

300 N LaSalle Street

Chicago, Illinois 60654

(312) 862-7351

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following registration statements of Proofpoint, Inc., a Delaware corporation (the “Registrant”), on Form S-8, in each case as amended by any post-effective amendments thereto (collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to register an aggregate of 32,486,897 shares of the Registrant’s common stock, par value $0.0001 per share (the “Registrant’s Common Stock”):

1.

Registration Statement filed on Form S-8, File No. 333-254232, filed on March 12, 2021, as amended by Post-effective Amendment No. 1 filed on March 19, 2021, registering 77,083 shares of Registrant’s Common Stock issuable pursuant to restricted stock units outstanding under the InteliSecure, Inc. 2021 Equity Incentive Plan and assumed by the Registrant.

2.

Registration Statement filed on Form S-8, File No. 333-236541, filed on February 20, 2020, registering 567,838 shares of Registrant’s Common Stock issuable pursuant to the Registrant’s 2012 Employee Stock Purchase Plan.

3.

Registration Statement filed on Form S-8, File No. 333-235302, filed on November 27, 2019, registering 57,045 shares of Registrant’s Common Stock issuable pursuant to options granted under the OBSERVE IT Ltd. 2010 Share Option Plan and assumed by the Registrant.

4.

Registration Statement filed on Form S-8, File No. 333-232883, filed on July 29, 2019, registering 5,000,000 shares of Registrant’s Common Stock issuable pursuant to the Registrant’s Amended and Restated 2012 Equity Incentive Plan.

5.

Registration Statement filed on Form S-8, File No. 333-231580, filed on May 17, 2019, registering a total of 109,950 shares of Registrant’s Common Stock consisting of (i) 34,412 shares issuable pursuant to options outstanding under the Meta Networks Ltd. 2016 Share Award Plan and assumed by the Registrant and (ii) 75,538 shares issuable pursuant to restricted stock unit awards outstanding under the Meta Networks Ltd. 2016 Share Award Plan and assumed by Registrant.

6.

Registration Statement filed on Form S-8, File No. 333-229773, filed on February 21, 2019, registering 551,485 shares of Registrant’s Common Stock issuable pursuant to the Registrant’s 2012 Employee Stock Purchase Plan.

7.

Registration Statement filed on Form S-8, File No. 333-223188, filed on February 23, 2018, registering 503,250 shares of Registrant’s Common Stock issuable pursuant to the Registrant’s 2012 Employee Stock Purchase Plan.

8.

Registration Statement filed on Form S-8, File No. 333-221870, filed on December 1, 2017, registering a total of 20,882 shares of Registrant’s Common Stock consisting of (i) 13,003 shares issuable pursuant to options outstanding under the Cloudmark, Inc. 2010 Option and Grant Plan and the WebLife Balance, Inc. 2016 Equity Incentive Plan and assumed by the Registrant and (ii) 7,879 shares issuable pursuant to restricted stock unit awards outstanding under the Cloudmark, Inc. 2010 Stock Option and Grant Plan and assumed by the Registrant.

9.

Registration Statement filed on Form S-8, File No. 333-216195, filed on February 23, 2017, registering 430,146 shares of Registrant’s Common Stock issuable pursuant to the Registrant’s 2012 Employee Stock Purchase Plan.

10.

Registration Statement filed on Form S-8, File No. 333-214366, filed on November 1, 2016, registering a total of 91,162 shares of Registrant’s Common Stock consisting of (i) 19,524 shares issuable pursuant to options outstanding under the FireLayers Ltd. Global Share Incentive Plan (2014) and assumed by the Registrant and (ii) 71,638 shares issuable pursuant to restricted stock unit awards outstanding under the FireLayers Ltd. 2016 Equity Incentive Plan and assumed by the Registrant.

11.

Registration Statement filed on Form S-8, File No. 333-209712, filed on February 25, 2016, registering a total of 2,450,401 shares of Registrant’s Common Stock, consisting of (i) 2,042,001 shares issuable pursuant to the Registrant’s 2012 Equity Incentive Plan and (ii) 408,400 shares issuable pursuant to the Registrant’s 2012 Employee Stock Purchase Plan.

12.

Registration Statement filed on Form S-8, File No. 333-202312, filed on February 26, 2015, registering a total of 2,319,910 shares of Registrant’s Common Stock, consisting of (i) 1,933,259 shares issuable pursuant to the Registrant’s 2012 Equity Incentive Plan and (ii) 386,651 shares issuable pursuant to the Registrant’s 2012 Employee Stock Purchase Plan.

13.

Registration Statement filed on Form S-8, File No. 333-194599, filed on March 14, 2014, registering a total of 2,168,385 shares of Registrant’s Common Stock, consisting of (i) 1,806,988 shares issuable pursuant to the Registrant’s 2012 Equity Incentive Plan and (ii) 361,397 shares issuable pursuant to the Registrant’s 2012 Employee Stock Purchase Plan.

14.

Registration Statement filed on Form S-8, File No. 333-187321, filed on March 15, 2013, registering a total of 1,982,619 shares of Registrant’s Common Stock, consisting of (i) 1,652,183 shares issuable pursuant to the Registrant’s 2012 Equity Incentive Plan and (ii) 330,436 shares issuable pursuant to the Registrant’s 2012 Employee Stock Purchase Plan.

15.

Registration Statement filed on Form S-8, File No. 333-180839, filed on April 20, 2012, registering a total of 16,156,741 shares of Registrant’s Common Stock, consisting of (i) 5,077,112 shares issuable pursuant to the Registrants’ 2012 Equity Incentive Plan, (ii) 744,778 shares issuable pursuant to the Registrant’s 2012 Employee Stock Purchase Plan, (iii) 22,561 shares issuable pursuant to the NextPage, Inc. 2007 Stock Plan, as amended, and (iv) 10,312,290 shares issuable pursuant to the Registrant’s 2002 Stock Option/Stock Issuance Plan.

On April 25, 2021, Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Registrant, Proofpoint Holdings, LP (f/k/a Project Kafka Parent, LLC and Proofpoint Parent, LLC), a Delaware limited partnership (“Parent”) and Project Kafka Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into Proofpoint (the “Merger”), with Proofpoint surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds advised by Thoma Bravo, L.P. (“Thoma Bravo”).

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Registrant hereby removes from registration all of such securities registered under the Registration Statements that remain unsold or otherwise unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 31st day of August, 2021.

PROOFPOINT, INC.

By:	/s/ Gary Steele
Gary Steele
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.